UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STANTEC INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10160 – 112 Street, Edmonton, Alberta, Canada	T5K 2L6

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

     Securities Act registration file number to which this form relates: File No. 333-124748

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Common Shares	New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Stantec Share Capital” included in Part I of its registration statement on Form F-4 (File No. 333-124748), originally filed with the Securities and Exchange Commission on May 9, 2005 and as subsequently amended.

Item 2. Exhibits.

1. Articles of Incorporation of Stantec Inc.*
2. Bylaws of Stantec Inc.*
3. Form of Stantec Inc. common share certificate*

All exhibits set forth above have been provided to the New York Stock Exchange.

*	Incorporated by reference to the registrant’s registration statement on Form F-4 (File No. 333-124748).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STANTEC INC. (Registrant)
Date: July 7, 2005	By:	/s/ Jeffrey S. Lloyd
		Name:	Jeffrey S. Lloyd
		Title:	Vice President, Secretary and General Counsel